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                                                                     Exhibit 8.2


100 PARK AVENUE                                        Watson, Farley & Williams
NEW YORK  o  NEW YORK 10017                                    NEW YORK

TELEPHONE (212) 922 2200
FACSIMILE (212) 922 1512

Website: www.wfw.com

                                       Our reference 02375.20103


April 27, 2005




Teekay LNG Partners L.P.
TK House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas



Dear Sirs:

TEEKAY LNG PARTNERS L.P. - REGISTRATION STATEMENT ON FORM F-1


We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("Marshall Islands Law") for Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "Partnership"), in connection with the preparation of a Registration Statement on Form F-1 (No. 333-120727) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, with respect to the issuance and sale by the Partnership of up to 5,500,000 common units (the "Common Units") of the Partnership.


In so acting, we have examined originals, or copies, certified to our satisfaction, of the Registration Statement and the prospectus (the "Prospectus") included therein, and originals, or copies certified to our satisfaction, of all such records of the Partnership, agreements and other documents, certificates of public officials, officers and representatives of the Partnership, Teekay GP L.L.C., a Marshall Islands limited liability company and the general partner (the "General Partner") of the Partnership, and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and
(b) the accuracy of the factual representations made to us by officers and other representatives of the Partnership and the General Partner, whether evidenced by certificates or otherwise.


This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.


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Teekay LNG Partners L.P.
April 27, 2005                                                        Page     2



Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the statements in the Prospectus under the captions "Business - Taxation of the Partnership - Marshall Islands Taxation" and "Non-United States Tax Consequences - Marshall Islands Tax Consequences", insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information expected to be relevant to holders of the Common Units offered pursuant to the Prospectus and fairly summarize the matters referred to therein.




We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus under the captions "Business - Taxation of the Partnership - Marshall Islands Taxation" and "Non-United States Tax Consequences - Marshall Islands Tax Consequences". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.




Very truly yours,

/s/ WATSON, FARLEY & WILLIAMS